News Release

EXHIBIT 99.1

SM ENERGY REPORTS FIRST QUARTER 2019 PRODUCTION,
PRICING AND CAPITAL EXPENDITURES

DENVER, CO April 17, 2019 - SM Energy Company (the “Company”) (NYSE: SM) today announced certain operating and financial results for the first quarter of 2019, including production, realized pricing and total capital spend. Highlights include:

•	10.7 MMBoe (118.7 MBoe/d) total production came in at the mid-point of guidance. Permian production was up 34% year-over-year.

•	45% oil in the commodity mix; 63% liquids.

•	Costs incurred in oil and gas activities of $322 million and total capital spend of $316 million (a non-GAAP measure, reconciled below).
President and Chief Executive Officer Jay Ottoson comments: “Successful execution at the Merlin Maximus development underpins our full year objective of approximately 20% growth in Permian production. In addition, with over 60% liquids production and more than one-half of total production for the quarter from our Permian assets, we continue marching towards higher overall operating margins and cash flow.”
At 10.7 MMBoe/118.7 MBoe/d, first quarter production was at the mid-point of guidance. As previously reported, first quarter production volumes met expectations despite impacts totaling (0.2) MMBoe in March from severe weather and from third-party processing plant delays in reaching full capacity following a force majeure event.
Realized pricing during the first quarter of 2019 benefited from improved regional oil differentials in the Permian Basin, which were offset by lower regional natural gas prices and a lower realized NGL uplift from Permian production impacted by force majeure events. For the next two quarters, the Company expects pricing for both oil and natural gas in the Permian Basin to be volatile as a result of tight pipeline capacity. The Company sells its Permian oil and natural gas production to purchasers (that are obligated to take forecast volumes) who own or have access to firm transportation. In addition, the Company has put in place Midland-Cushing basis hedges for approximately 60-65% of Permian oil production and has hedged Waha gas prices for approximately 85% of Permian natural gas production through the next two quarters.

FIRST QUARTER OF 2019 PRODUCTION AND REALIZED PRICES

PRODUCTION:
	Permian	South Texas	Total
Oil - MBbl	4,546	286	4,832
Natural gas - MMcf	6,884	17,009	23,893
NGLs - MBbl	1	1,871	1,872
Total - MBoe	5,695	4,992	10,687
Total - MBoe/d	63.3	55.5	118.7
Note: Totals may not sum due to rounding

•	Permian volumes were up 34% year-over-year and flat sequentially.

•
At the Merlin Maximus development, all 25 wells were drilled and completed as planned. 24 of the 25 wells (one well was intentionally shut-in to monitor sub-surface pressure) are on production as scheduled and the development is expected to reach peak production around mid-year.

REALIZED PRICES:

	Permian	South Texas	Totals Pre/Post-Hedge
Oil/$Bbl	$49.54	$48.30	$49.47/$49.19
Natural gas/$Mcf	2.27	2.91	2.73/2.55
NGLs/$Bbl	nm	19.39	19.39/19.67
Per Boe	$42.29	$19.96	$31.86/$31.39

•	Benchmark pricing for the quarter included NYMEX WTI at $54.90/Bbl, NYMEX Henry Hub natural gas at $3.15/MMBtu and Hart Composite NGLs at $26.28/Bbl.

•
The average realized price per Boe of $31.86 is before the effect of hedges. Including the effect of realized hedges, the average price was $31.39, resulting in approximately $5.0 million of realized net hedge losses for the quarter.

FINANCIAL POSITION, LIQUIDITY AND TOTAL CAPITAL SPEND
On March 31, 2019, the outstanding principal amount of the Company’s long-term debt was $2.5 billion in senior notes plus $172.5 million in senior convertible notes, with $46.5 million drawn on the Company’s senior secured credit facility.
Costs incurred in oil and gas activities for the first quarter of 2019 were $322 million. Total capital spend (a non-GAAP measure defined as costs incurred less asset retirement obligations, capitalized interest and proved property acquisitions, is reconciled below) for the quarter was $316 million. During the first quarter, the Company drilled 28 net wells and completed 27 net wells in the Permian, and drilled seven net wells and completed two net wells in its South Texas region.

TOTAL CAPITAL SPEND RECONCILIATION:

Reconciliation of costs incurred in oil & gas activities (GAAP) to total capital spend (non-GAAP)(1)

($ in millions)	For the Three Months Ended March 31, 2019
Costs incurred in oil and gas activities (GAAP):	$322.0
Less:
Asset retirement obligation	(0.5)
Capitalized interest	(4.9)
Proved property acquisitions	0.3
Other	(1.4)
Total capital spend (non-GAAP):	$315.5

(1) The non-GAAP measure of total capital spend is presented because management believes it provides useful information to investors for analysis of SM Energy's fundamental business on a recurring basis. In addition, management believes that total capital spend is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Total capital spend should not be considered in isolation or as a substitute for Costs Incurred or other capital spending measures prepared under GAAP. The total capital spend amounts presented may not be comparable to similarly titled measures of other companies.

SCHEDULE FOR FIRST QUARTER REPORTING
May 1, 2019 - After market close, the Company plans to issue its first quarter 2019 earnings release, a pre-recorded webcast discussion of the first quarter 2019 financial and operating results, and an associated presentation, all of which will be posted to the Company’s website at ir.sm-energy.com.
May 2, 2019 - Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the first quarter 2019 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone at:

•	Live (conference ID 3654049) - Domestic toll free/International: 844-343-4183/647-689-5129

•	Replay (conference ID 3654049) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call until May 9, 2019.

FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "anticipate," "budget," "estimate," "expect," "forecast," "guidance," "plan," "project," "objectives," "target," "will" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things: projections for price volatility in the Permian Basin based on related pipeline capacity, and the status of a third-party gas processing facility force majeure event and the impacts on production volumes. General risk factors include the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices and related differentials, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future timing and rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and natural gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; and other such matters discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

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